UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2008

CASCADE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	000-25286	91-1661954
State of other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

2828 Colby Avenue, Everett, WA 98201
(Address of principal executive offices, including Zip Code)

(425) 339-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Cascade Bank, a subsidiary of Cascade Financial Corporation, has adopted the Cascade Bank Non-Qualified Deferred Compensation Plan (the “Plan”) dated February 1, 2008.  The Plan is an unfunded, non-qualified deferred compensation plan designed to provide a select group of non-employee directors, management and highly compensated employees of Cascade Bank, and its affiliates, an opportunity to defer a portion of their salary and bonus. Cascade Bank may also, in its sole discretion, make contributions to accounts on behalf of any and all eligible persons.

Item 1.02               Termination of a Material Definitive Agreement.

Effective upon the effectiveness of the Plan described under Item 1.01  above,  Cascade Bank terminated the Cascade Bank Deferred Compensation Plan (the “Terminated Plan").  Cascade Bank was required to adopt the Terminated Plan as a condition of its acquisition of Issaquah Bancshares, Inc. (“Issaquah”), which was consummated on June 4, 2004. The Terminated Plan satisfied a requirement of the former Issaquah chief executive officer’s employment agreement which was assumed in connection with the transaction. The Terminated Plan previously was filed as Exhibit 99.1 to Cascade Financial Corporation’s Form 8-k filed December 21, 2004.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.1	Cascade Bank Non-Qualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 16, 2008

By: /s/ Carol K. Nelson Carol K. Nelson Its: President and CEO